Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 for the issuance of shares of the Corporation’s Common Stock in connection with the proposed merger of Tau Merger Sub Corporation, a wholly-owned subsidiary of the Corporation and AT&T Corp. pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 30, 2005, among the Corporation, Tau Merger Sub Corporation and AT&T Corp.; and

     WHEREAS, each of the undersigned is a director of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of San Antonio and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements (including post-effective amendments) and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 11 day of March, 2005.

/s/ Gilbert F. Amelio	/s/ Clarence C. Barksdale
Gilbert F. Amelio	Clarence C. Barksdale
Director	Director

/s/ August A. Busch III	/s/ William P. Clark
August A. Busch III	William P. Clark
Director	Director

/s/ Martin K. Eby, Jr.	/s/ James A. Henderson
Martin K. Eby, Jr.	James A. Henderson
Director	Director

/s/ Lynn M. Martin	/s/ John B. McCoy
Lynn M. Martin	John B. McCoy
Director	Director

/s/ Mary S. Metz	/s/ Toni Rembe
Mary S. Metz	Toni Rembe
Director	Director

/s/ S. Donley Ritchey	/s/ Joyce M. Roche
S. Donley Ritchey	Joyce M. Roche
Director	Director

/s/ Laura D’Andrea Tyson	/s/ Patricia P. Upton
Laura D’Andrea Tyson	Patricia P. Upton
Director	Director